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                                                                       Exhibit 9

                                                     KATHLEEN A. MCGAH
                                                     Deputy General Counsel
                                                     Legal Division - 8 MS
                                                     Telephone: (860) 277-7389
                                                     Fax: (860) 277-0842

                                                      January 16, 2002

The Travelers Insurance Company
The Travelers Separate Account PF II for Variable Annuities
One Tower Square
Hartford, Connecticut 06183

Gentlemen:

      With reference to the Registration Statement on Form N-4 filed by The Travelers Life and Annuity Company and The Travelers Separate Account PF II for Variable Annuities with the Securities and Exchange Commission covering Variable Annuity contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Travelers Life and Annuity Company is duly organized and existing under the laws of the State of Connecticut and has been duly authorized to do business and to issue variable annuity contracts by the Insurance Commission of the State of Connecticut.

2. The Travelers Separate Account PF II for Variable Annuities is a duly authorized and validly existing separate account established pursuant to
     Section 38a-433 of the Connecticut General Statutes.

3. The variable annuity contracts covered by the above Registration Statement, and all pre- and post-effective amendments relating thereto, will be approved and authorized by the Insurance Commissioner of the State of Connecticut and when issued will be valid, legal and binding obligations of The Travelers Life and Annuity Company and The Travelers Separate Account PF II for Variable Annuities.

4. Assets of The Travelers Separate Account PF II for Variable Annuities are not chargeable with liabilities arising out of any other business The Travelers Life and Annuity Company may conduct.

      I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to this opinion under the caption "Legal Proceedings and Opinion" in the Prospectus constituting a part of the Registration Statement.

                                          Very truly yours,
                                          /s/Kathleen A. McGah
                                          Deputy General Counsel
                                          The Travelers Life and Annuity Company